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                                                                   Exhibit 99(a)






INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of CheckFree Corporation and
Subsidiaries:


We have audited the consolidated financial statements of CheckFree Corporation and subsidiaries as of June 30, 2001 and 2002, and for the years ended June 30, 2000, 2001 and 2002, and have issued our report thereon dated August 8, 2002; such consolidated financial statements and report are included in your 2002 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the consolidated financial statement schedule of CheckFree Corporation and subsidiaries, listed in Item 14. This consolidated financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 8, 2002
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                     CHECKFREE CORPORATION AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS

                FOR THE YEARS ENDED JUNE 30, 2000, 2001 AND 2002






                                        BALANCE AS      AMOUNT     CHARGES TO
                                            OF        ASSUMED IN    TO COSTS      CHARGES TO
                                        BEGINNING      BUSINESS       AND           OTHER                      BALANCE AS OF
                                        OF PERIOD    COMBINATION    EXPENSES      DEDUCTIONS     DEDUCTIONS    END OF PERIOD
                                       -----------   -----------   ----------     ----------     ----------   ---------------
Allowance for Doubtful Accounts
      2000.............................   4,430           268         2,615             -           3,310            4,003
      2001.............................   4,003             -            50             -           1,090            2,963
      2002.............................   2,963             -           689             -           1,652            2,000
Reserve for Returns and Chargebacks
      2000.............................   1,664             -         4,212             -           3,471            2,405
      2001.............................   2,405             -         3,847             -           1,589            4,663
      2002.............................   4,663             -          (514)            -           2,443            1,706
